Exhibit 99.1

CONTACT: Gar Jackson Vice President, Investor Relations (714) 414-4049
FOR IMMEDIATE RELEASE
PACIFIC SUNWEAR ANNOUNCES
SECOND QUARTER EARNINGS RESULTS
ANAHEIM, CA/August 20, 2009 — Pacific Sunwear of California, Inc. (NASDAQ:PSUN) (the “Company”) today announced that net sales for the second quarter (13 weeks) of fiscal 2009 ended August 1, 2009, were $243 million versus net sales from continuing operations of $313 million for the second quarter (13 weeks) of fiscal 2008 ended August 2, 2008. Total Company same-store sales decreased 24 percent during the period.
The Company recorded a net loss of $14.2 million, or $(0.22) per diluted share, for the second quarter of fiscal 2009 compared to income from continuing operations of $3.7 million, or $0.06 per diluted share, for the second quarter of fiscal 2008.
“Clearly, we have a lot of work to do to stem our decline in sales and ultimately return to profitability,” stated Gary Schoenfeld, President and Chief Executive Officer. “I remain confident in our ability to take on this challenge. Our branded assortments differentiate us from our vertical competitors, and I believe that in time we will once again make PacSun the favorite place to shop for 15-20 year olds.”
Financial Outlook for Third Fiscal Quarter of 2009

Assuming a same-store sales percentage decline in the high-teens to low twenties, and assuming non-cash, pre-tax store asset impairment charges of approximately $10 million, the Company would expect to report a loss of approximately $(0.16) to $(0.23) per share for the third quarter of fiscal 2009.
About Pacific Sunwear of California, Inc.

Pacific Sunwear is a leading lifestyle specialty retailer rooted in the youth culture of California. The Company sells casual apparel with a limited selection of accessories and footwear designed to meet the needs of teens and young adults. As of August 1, 2009, the Company operated 916 stores in 50 states and Puerto Rico. PacSun’s website address is www.pacsun.com.
The Company will host a conference call Thursday, August 20, 2009 at 4:30 pm Eastern time to review its financial results. A telephonic replay of the conference call will be available, beginning approximately two hours following the call, for one week and can be accessed in the United States/Canada at (800) 642-1687 or internationally at (706) 645-9291; pass code: 23201193. For those unable to listen to the live Web broadcast or utilize the call-in replay, an archived version will be available on the company’s investor relations web site through midnight, November 16, 2009.
3450 East Miraloma Avenue • Anaheim, CA 92806 • (714) 414-4000

Pacific Sunwear Safe Harbor
This press release contains “forward-looking statements” including, without limitation, statements regarding the Company’s financial outlook for the third quarter of fiscal 2009 and the Company’s objective to again become the favorite place to shop for 15-20 year olds. In each case, these statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company intends that these forward-looking statements be subject to the safe harbors created thereby. These statements are not historical facts and involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements. Uncertainties that could adversely affect our business and results include, among others, the following factors: higher than anticipated declines in same-store sales; additional adverse changes in economic conditions or sustained adverse economic conditions generally; additional adverse changes in consumer spending; changes in consumer demands and preferences; higher than anticipated markdowns and/or higher than estimated selling, general and administrative costs; competition from other retailers and uncertainties generally associated with apparel retailing; merchandising/fashion sensitivity; sales from private label merchandise; the impact of management and organizational changes; reliance on key personnel; economic impact of natural disasters, terrorist attacks or war/threat of war; shortages of supplies and/or contractors, as a result of natural disasters or terrorist acts, could cause unexpected delays in new store openings, relocations, renovations or expansions; reliance on foreign sources of production; and other risks outlined in the company’s SEC filings, including but not limited to the Annual Report on Form 10-K for the year ended January 31, 2009 and subsequent periodic reports filed with the Securities and Exchange Commission. Historical results achieved are not necessarily indicative of future prospects of the Company. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company assumes no obligation to update or revise any such forward-looking statements to reflect events or circumstances that occur after such statements are made. Nonetheless, the Company reserves the right to make such updates from time to time by press release, periodic report or other method of public disclosure without the need for specific reference to this press release. No such update shall be deemed to indicate that other statements not addressed by such update remain correct or create an obligation to provide any other updates.
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3450 East Miraloma Avenue • Anaheim, CA 92806 • (714) 414-4000

PACIFIC SUNWEAR OF CALIFORNIA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands except share and per share data)

	Second Quarter Ended		First Half Ended
	Aug. 1,	Aug. 2,	Aug. 1,	Aug. 2,
	2009	2008	2009	2008
Net sales	$242,794	$312,726	$466,260	$579,592
Gross margin	57,708	95,258	118,982	170,723
Selling, G&A expenses	79,343	90,173	156,112	185,985

Operating (loss) income from continuing operations	(21,635)	5,085	(37,130)	(15,262)
Other income (expense), net	66	11	(163)	769

(Loss) income from continuing operations before income taxes	(21,569)	5,096	(37,293)	(14,493)
Income tax (benefit) expense	(7,414)	1,388	(14,395)	(6,232)

(Loss) income from continuing operations	(14,155)	3,708	(22,898)	(8,261)
Loss from discontinued operations, net of tax benefit	—	(912)	—	(26,045)

Net (loss) income	$(14,155)	$2,796	$(22,898)	$(34,306)

(Loss) income from continuing operations per share:
Basic	$(0.22)	$0.06	$(0.35)	$(0.12)

Diluted	$(0.22)	$0.06	$(0.35)	$(0.12)

Net (loss) income per share:
Basic	$(0.22)	$0.04	$(0.35)	$(0.50)

Diluted	$(0.22)	$0.04	$(0.35)	$(0.50)

Weighted average shares outstanding:
Basic	65,370,465	66,664,245	65,241,888	68,290,024

Diluted	65,370,465	66,704,159	65,241,888	68,290,024

3450 East Miraloma Avenue • Anaheim, CA 92806 • (714) 414-4000

PACIFIC SUNWEAR OF CALIFORNIA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

	Aug. 1,	Jan. 31,	Aug. 2,
	2009	2009	2008
ASSETS
Current assets:
Cash & cash equivalents	$26,176	$24,776	$1,560
Inventories	174,995	107,205	229,738
Other current assets	14,706	58,943	83,288

Total current assets	215,877	190,924	314,586
Property and equipment, net	296,053	323,344	373,045
Other long-term assets	59,584	55,241	39,323

Total assets	$571,514	$569,509	$726,954

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$82,191	$45,263	$131,990
Short-term borrowings	—	—	10,780
Other current liabilities	42,573	47,564	68,843

Total current liabilities	124,764	92,827	211,613
Deferred lease incentives	45,635	52,313	57,835
Deferred rent	22,337	23,008	23,824
Other long-term liabilities	28,498	29,374	34,487

Total liabilities	221,234	197,522	327,759
Total shareholders’ equity	350,280	371,987	399,195

Total liabilities and shareholders’ equity	$571,514	$569,509	$726,954

3450 East Miraloma Avenue • Anaheim, CA 92806 • (714) 414-4000

PACIFIC SUNWEAR OF CALIFORNIA, INC.
CONDENSED CONSOLIDATED CASH FLOWS
(unaudited, in thousands)

	For the First Half Ended
	Aug. 1,	Aug. 2,
	2009	2008
Cash flows from operating activities:
Net loss	$(22,898)	$(34,306)
Depreciation & amortization	34,529	40,685
Asset impairment	7,526	11,705
Non-cash stock based compensation	2,426	2,463
Tax deficiencies related to exercise of stock options	(1,599)	(968)
Loss on disposal of property and equipment	30	1,649
Changes in operating assets and liabilities:
Inventories	(67,790)	(59,556)
Accounts payable and other current liabilities	32,867	65,345
Other assets and liabilities	27,991	(33,684)

Net cash provided by/(used in) operating activities	13,082	(6,667)

Cash flows from investing activities:
Capital expenditures	(15,784)	(48,836)
Proceeds from sale of land	3,705	—
Proceeds from sale of property and equipment	28	—

Net cash used in investing activities	(12,051)	(48,836)

Cash flows from financing activities:
Proceeds from exercise of stock options	373	1,614
Principal payments under long-term leases	(4)	(7)
Repurchases of common stock	—	(52,911)
Borrowings under credit facility	—	43,099
Principal payments under credit facility	—	(32,319)

Net cash used in financing activities	369	(40,524)

Net increase/(decrease) in cash and cash equivalents	1,400	(96,027)
Cash and cash equivalents, beginning of period	24,776	97,587

Cash and cash equivalents, end of period	$26,176	$1,560

3450 East Miraloma Avenue • Anaheim, CA 92806 • (714) 414-4000

PACIFIC SUNWEAR OF CALIFORNIA, INC.
SELECTED STORE OPERATING DATA

	Fiscal 2009	Fiscal 2008
Stores open at beginning of fiscal year	932	954
Stores opened during the period	—	9
Stores closed during the period	(16)	(25)

Stores open at end of period	916	938
Note: Fiscal 2008 store counts have been revised to reflect continuing operations only.

	Aug. 1, 2009		Aug. 2, 2008
		Square		Square
	# of	Footage	# of	Footage
	Stores	(000s)	Stores	(000s)

PacSun Core stores	522	2,072	535	2,101
PacSun Value stores	394	1,464	403	1,495

Total stores	916	3,536	938	3,596
3450 East Miraloma Avenue • Anaheim, CA 92806 • (714) 414-4000